ACCOUNTING SERVICES AGREEMENT
                          -----------------------------

     AGREEMENT dated as of September 22, 1998 between The Winter Harbor Fund, a Delaware business trust (the "Trust"), and Countrywide Fund Services, Inc. ("Countrywide"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Countrywide to provide the Trust with certain accounting and pricing services; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Countrywide agree as follows:

     1.   APPOINTMENT.
          ------------

          The Trust hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Trust. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   CALCULATION OF NET ASSET VALUE.
          -------------------------------

          Countrywide will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Countrywide will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or its investment adviser and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Trust, Countrywide may contract with, and rely upon market quotations provided by, outside services.

     Without limiting the generality of the foregoing, with respect to the Trust or each series, as applicable, Countrywide shall:

     A. calculate the net asset value per share with the frequency prescribed in each series' then-current prospectus;

     B. calculate each item of income, expense, deduction, credit, gain and loss, if any, as required by the Trust and in conformance with generally accepted accounting practice ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws) (the "Code");

     C. maintain each series' general ledger and record all income, expenses, capital share activity and security transactions of each series;

     D. calculate the yield, effective yield, tax equivalent yield and total return for each series, and each class thereof, as applicable, and such other measure of performance as may be agreed upon between the parties hereto;

     E. provide the Trust and such other persons as the Trust's administrator may direct with the following reports: (i) a current security position report, (ii) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order), and (iii) a current cash position and projection report;

     F. prepare and record, as of each time when the net asset value of a series is calculated or as otherwise directed by the Trust, either (i) a valuation of the assets of each series (unless otherwise specified in or in accordance with this Agreement, based upon the use of outside services normally used and contracted for this purpose by Countrywide in the case of securities for which information and market price or yield quotations are readily available and based upon evaluations conducted in accordance with the Trust's instructions in the case of all other assets), or (ii) a calculation confirming that the market value of each series' assets does not deviate from the amortized cost value of those assets by more than a specified percentage;

     G. make such adjustments over such periods as Countrywide deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

     H. request any necessary information from the Trust's administrator and the Trust's transfer agent and distributor in order to prepare, and prepare, the Trust's Form N-SAR;

     I. provide appropriate records to assist the Trust's independent accountants and, upon approval of the Trust or the Trust's administrator, any regulatory body in any requested review of the Trust's books and records maintained by Countrywide;

     J. prepare semi-annual financial statements and oversee the production of the semi-annual financial statements and any related report to the Trust's shareholders prepared by the Trust or its investment advisers;

     K. file the series' semi-annual financial statements with the SEC or ensure that the series' semi-annual financial statements are filed with the SEC;

     L. provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

     M.   provide the Trust or the Trust's administrator with the data requested
          by  the   administrator   that  is  required  to  update  the  Trust's
          registration statement;

     N. provide the Trust or independent accountants with all information requested with respect to the preparation of the Trust's income, excise and other tax returns;

     O. prepare, execute and file all Federal income and excise tax returns and state income and other tax returns, including any extensions or amendments, each as agreed between the Trust and Countrywide;

     P. produce quarterly compliance reports for investment advisers to the Trust and the Board or Trustees and provide information to the Trust's administrator, investment advisers to the Trust and other appropriate persons with respect to questions of series compliance;

     Q. determine the amount of distributions to shareholders as necessary to, among other things, maintain the qualification of each series as a regulated investment company under the Code, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

     R. transmit to and receive from each series' transfer agent appropriate data on a daily basis and daily reconcile shares of any and each series outstanding and other data with the transfer agent;

     S.   periodically   reconcile  all  appropriate   data  with  each  series'
          custodian;

     T. verify investment trade tickets when received from an investment adviser and maintain individual ledgers and historical tax logs for each security; and

     U. perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board or Trustees or required by the 1940 Act.

     3.   BOOKS AND RECORDS.
          ------------------

          Countrywide will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. Countrywide will maintain such further books and records as are necessary to enable it to perform its duties under this Agreement, and will periodically provide reports to the Trust and its authorized agents regarding share purchases and redemptions and trial balances of each series of the Trust. Countrywide will prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act.

     Without limiting the generality of the foregoing, with respect to the Trust or each series, as applicable, Countrywide shall prepare and maintain, pursuant to Rule 3la-1 under the 1940 Act (the "Rule"), the following:

     A. accounts, books and other documents constituting the basis for financial statements required to be filed pursuant to Section 30 of the 1940 Act, as required by subsection (a) of the Rule;

     B. journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection
          (b)(1) of the Rule;

     C.   journals  and  auxiliary  ledgers  reflecting  all  asset,  liability,
          reserve,   capital,  income  and  expense  accounts,  as  required  by subsection (b)(2) of the Rule;

     D. a record of each brokerage order given by or on behalf of the Trust for, or in connection with, the purchase or sale of securities, and all other portfolio purchases or sales, as required by subsections
          (b)(5) and (b)(6) of the Rule;

     E. a record of all options, if any, in which the Trust has any direct or indirect interest or which the Trust has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property as required by subsection (b)(7) of the Rule;

     F. a monthly trial balance of all ledger accounts as required by subsection (b)(8) of the Rule; and

     G.   other records  required by the Rule or any successor  rule or pursuant
          to  interpretations   thereof  to  be  kept  by  open-end   management
          investment companies.

     All of the records prepared and maintained by Countrywide  pursuant to this
Section 3 which are required to be maintained by the Trust under the Code and the 1940 Act will be the property of the Trust. In the event this Agreement is terminated, all such records shall be delivered to the Trust at the Trust's expense, and Countrywide shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Trust.

     4.   PAYMENT OF TRUST EXPENSES.
          --------------------------

          Countrywide shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Countrywide shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Countrywide and mailed to the appropriate party.

     5.   FORM N-SAR.
          -----------

          Countrywide shall maintain such records within its control and shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

     6.   COOPERATION WITH ACCOUNTANTS.
          -----------------------------

          Countrywide shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     7.   FURTHER ACTIONS.
          ----------------

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     8.   FEES.
          -----

          For the performance of the services under this Agreement, each series of the Trust shall pay Countrywide a monthly fee in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to Countrywide on the last business day of such month. The Trust shall also promptly reimburse Countrywide for the cost of external pricing services utilized by Countrywide.

     9.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          ---------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement or any other agreement between the parties hereto, and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     10.  REFERENCES TO COUNTRYWIDE.
          --------------------------

          The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

     11.  EQUIPMENT FAILURES.
          -------------------

          Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.

     12.  INDEMNIFICATION OF COUNTRYWIDE.
          -------------------------------

          A. Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder, or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of those entities.

          C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

          D. Countrywide agrees to indemnify and hold harmless the Trust, its employees, agents, officers, control persons, affiliates and Trustees, against and from any and all claims, demands, expenses, judgments, losses, charges (including attorneys' fees), liabilities (whether with or without basis in fact or law) and other reasonable expenses arising out of Countrywide's actions or omissions in the performance of Countrywide's duties or obligations under this Agreement by reason of Countrywide's, or its directors, officers, employees, shareholders, agents, control persons, or affiliates, willful misfeasance, bad faith, or negligence, or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

     13.  TERMINATION.
          ------------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

          B. Either party may terminate this Agreement on any date by giving the other party at least ninety (90) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date.

          C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

     14.  SERVICES FOR OTHERS.
          --------------------

          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     15.  LIMITATION OF LIABILITY.
          ------------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     16.  SEVERABILITY.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     17.  QUESTIONS OF INTERPRETATION.
          ----------------------------

          This Agreement shall be governed by the laws of the State of Delaware. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     18.  NOTICES.
          --------

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Trust:        The Winter Harbor Fund
                         511 Congress Street
                         Portland, Maine 04101
                         Attention: Jennifer Ebright Goff

    To Countrywide:      Countrywide Fund Services, Inc.
                         312 Walnut Street, 21st Floor
                         Cincinnati, Ohio 45202
                         Attention:  Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 18. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     19.  AMENDMENT.
          ----------

          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     20.  BINDING EFFECT.
          ---------------

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     21.  COUNTERPARTS.
          -------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.  SEPARATE LIABILITIES.
          ---------------------

          Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each series of the Trust are separate and distinct from the assets and liabilities of each other series and that no series shall be liable or shall be charged for any debt, obligation or liability of any other series, whether arising under this Agreement or otherwise.

     23.  FORCE MAJEURE.
          --------------

          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     24.  MISCELLANEOUS.
          --------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        THE WINTER HARBOR FUND

                                        By: /s/ Jennifer E. Goff
                                            ------------------------------
                                        Its: President


                                        COUNTRYWIDE FUND SERVICES, INC.

                                        By: /s/ Robert G. Dorsey
                                            ------------------------------
                                        Its: President

                                                                      Schedule A
                                                                      ----------

                                  COMPENSATION
                                  ------------

     Each series of the Trust will pay Countrywide a monthly fee, according to the average monthly net assets of such series during such month, as follows:

     Monthly Fee                       Average Net Assets During Month
     -----------                       -------------------------------
       $2,000                                       $0 - $ 50,000,000
       $2,500                              $50,000,000 - $100,000,000
       $3,000                             $100,000,000 - $200,000,000
       $4,000 + .001% of                          Over   $200,000,000
       average net assets
       over $200,000,000